                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                         GLOBAL MOTORSPORT GROUP, INC.

                                       BY

                             GMG ACQUISITION CORP.

                      AN INDIRECT WHOLLY-OWNED SUBSIDIARY

                                       OF

                          STONINGTON ACQUISITION CORP.

                                       AT

                          $19.50 NET PER SHARE IN CASH

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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, DECEMBER 14, 1998, UNLESS THE OFFER IS EXTENDED.
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                                                               November 16, 1998

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated November 16, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by GMG Acquisition Corp., a Delaware corporation (the "Purchaser") and an indirect, wholly-owned subsidiary of Stonington Acquisition Corp., a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.001 per share (the "Shares"), of Global Motorsport Group, Inc., a Delaware corporation (the "Company"), and the associated preferred share purchase rights (the "Rights"), at a purchase price of $19.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Unless the context otherwise requires, all references to Shares shall include the associated Rights. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to ChaseMellon Shareholder Services, L.L.C., as depositary (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

        1. The tender price is $19.50 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

        2. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY HAS DETERMINED THAT THE OFFER AND THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE), ARE FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAS APPROVED THE OFFER AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS ACCEPTANCE OF THE OFFER BY THE COMPANY'S STOCKHOLDERS.

        3.  The Offer is being made for all outstanding Shares.

        4. The Offer is conditioned upon, among other things, Shares representing at least a majority of the total number of outstanding Shares on a fully diluted basis being validly tendered and not properly withdrawn prior to the expiration date for the Offer. The Offer is also conditioned upon Parent and the Purchaser obtaining the financing set forth in the Commitment Letter (as defined in the Offer to Purchase). The Offer is also subject to other terms and conditions contained in the Offer to Purchase. See the Introduction and Sections 1, 12, 14 and 15 of the Offer to Purchase.

        5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

        6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, December 14, 1998, unless the Offer is extended.

        7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in
    Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering stockholders at the same time and will depend upon when Share Certificates are received by the Depositary or Book-Entry Transfer Facility Confirmations of such shares are received into Depositary's account at the Book-Entry Transfer Facility.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

    In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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
          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

             ALL OUTSTANDING SHARES OF COMMON STOCK (INCLUDING THE
                  ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                         GLOBAL MOTORSPORT GROUP, INC.

                                       BY

                             GMG ACQUISITION CORP.
                      AN INDIRECT WHOLLY-OWNED SUBSIDIARY

                                       OF

                          STONINGTON ACQUISITION CORP.

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated November 16, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer") in connection with the offer by GMG Acquisition Corp., a Delaware corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Stonington Acquisition Corp., a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.001 per share (the "Shares"), of Global Motorsport Group, Inc., a Delaware corporation, and the associated preferred share purchase rights, at a purchase price of $19.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
    Number of Shares to Be Tendered: ______ Shares*

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                                   SIGN BELOW

  Account Number: _______________________ Signature(s):_______________________
  Dated: ________________________, 199__

 _____________________________________________________________________________
                        PLEASE TYPE OR PRINT NAME(S)

 _____________________________________________________________________________
                    PLEASE TYPE OR PRINT ADDRESS(ES) HERE

 _____________________________________________________________________________
                       AREA CODE AND TELEPHONE NUMBER

 _____________________________________________________________________________
            TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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*   Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

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